UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2020

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers

Effective November 4th Seneca Foods Corporations (the “Company”) Board of Directors (the “Board”) has appointed Donald J. Stuart as a new member of the Board.

Mr. Stuart is a Managing Partner/Founder at Cadent Consulting Group. Prior to Cadent, he served as Chief Operating Officer of Kantar Retail and was part of the three-person senior management team that oversaw all aspects of company operations. Mr. Stuart was a founding partner of Cannondale Associates in 1992, as well as Managing Director and CEO/President. Before Cannondale, he had a strong finance and marketing background from his management positions at Glendinning Associates and Pillsbury/Green Giant. He has extensive experience in sales and marketing consulting for consumer manufacturers across multiple retail channels. Mr. Stuart received his BA in Economics from St. Lawrence University and his MBA from the Amos Tuck School of Business at Dartmouth.

There are no arrangements or understandings between Mr. Stuart or and any other persons pursuant to which he was appointed a directors of the Company.  There are no transactions in which Mr. Stuart has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01       Financial Statement and Exhibits

Exhibit 104      Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:              November 4, 2020

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin
Timothy J. Benjamin
Chief Financial Officer and Treasurer